Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(Subsections (a) and (b) of Section 1350,

Chapter 63 of Title 18, United States Code)

In connection with the Quarterly Report of Zivo Bioscience, Inc. (the “Company”), Inc., a Nevada corporation (the “Company”), on Form 10-Q for the period ending March 31, 2016 as filed with the Securities and Exchange Commission (the “Report”), I, Andrew Dahl, Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 13, 2016

/s/Andrew Dahl

Andrew Dahl

Chief Executive Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 HAS BEEN PROVIDED TO HEALTH ENHANCEMENT PRODUCTS, INC. AND WILL BE RETAINED BY HEALTH ENHANCEMENT PRODUCTS, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST